Chevys Holdings, Inc. and Subsidiaries

Consolidated Financial Statements

December 31, 2002

Report of Independent Auditors

The Board of Directors
Chevys Holdings, Inc.

We have audited the accompanying consolidated balance sheet of Chevys Holdings, Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, shareholders’ deficit and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Chevys Holdings, Inc. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying 2002 financial statements have been prepared assuming that Chevys Holdings, Inc. will continue as a going concern. As more fully described in Note 2, the Company has had recurring net losses and did not comply with certain covenants of its loan agreement with its banks during the year ended December 31, 2002, and it is uncertain whether financial covenants will be complied with in the short term. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The 2002 financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As discussed in Note 3 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill.

/s/ Ernst & Young LLP

February 28, 2003, except for Note 18,
as to which the date is February 25, 2005

Chevys Holdings, Inc. and Subsidiaries

Consolidated Balance Sheet

December 31, 2002
(dollars in thousands, except share data)

Assets
Current assets:
Cash	$5,412
Receivables	1,602
Inventories	1,503
Prepaid expenses and other	4,856
Assets of discontinued operations	10,031

Total current assets	23,404

Property and equipment, net	76,870
Other assets, net	3,263
Goodwill	8,286

Total assets	$111,823

Liabilities and shareholders’ deficit
Current liabilities:
Current portion of notes payable	$43,986
Accounts payable	12,671
Accrued liabilities	14,021
Liabilities of discontinued operations	15,825

Total current liabilities	86,503

Notes payable, excluding current portion	64,501
Other long-term liabilities	13,416

Total liabilities	164,420

Commitments and contingencies

Shareholders’ deficit:
Common stock, $0.001 par value:
Authorized 30,000,000 shares; issued and outstanding 13,333,551 shares	13
Additional paid-in capital	48,895
Accumulated deficit	(101,505)

Total shareholders’ deficit	(52,597)

Total liabilities and shareholders’ deficit	$111,823

See accompanying notes.

Chevys Holdings, Inc. and Subsidiaries

Consolidated Statement of Operations

December 31, 2002
(dollars in thousands, except share data)

Revenues:
Company restaurant sales	$223,513
Franchise income	3,556

Total revenues	227,069

Cost of company restaurant sales:
Food and beverage costs	52,383
Restaurant operating expenses	150,654

Total cost of Company restaurant sales	203,037

General and administrative expenses	18,710
Loss on impairment and disposition of property and equipment	2,592

Operating income	2,730

Interest expense, net	12,184
Gain on change in fair value of derivative instrument	305

Loss from continuing operations before income taxes	(9,149)

Provision for income taxes	251

Loss from continuing operations	(9,400)

Discontinued operations:
Loss from operations of discontinued operations	(7,423)
Loss on disposal of discontinued operations	(4)

Loss before cumulative effect of accounting change	(7,427)
Cumulative effect of accounting change on discontinued operations	(2,607)

Loss from discontinued operations	(10,034)

Net loss	$(19,434)

See accompanying notes.

Chevys Holdings, Inc. and Subsidiaries

Consolidated Statement of Shareholders’ Deficit

Year ended December 31, 2002
(dollars in thousands, except share data)

	Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Shareholders’ Deficit

	Shares	Amount

Balance as of December 25, 2001 (restated)	12,943,855	$13	$48,795	$(82,071)	$(33,263)
Issuance of shares	498,377	—	126	—	126
Acquisition of shares	(108,681)	—	(26)	—	(26)
Net loss	—	—	—	(19,434)	(19,434)

Balance as of December 31, 2002	13,333,551	$13	$48,895	$(101,505)	$(52,597)

See accompanying notes.

Chevys Holdings, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

Year ended December 31, 2002
(dollars in thousands, except share data)

Operating activities
Net loss	$(9,400)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,511
Amortization of debt issuance costs	378
Stock compensation expense	180
Amortization of notes payable discount	142
Loss on impairment of assets	2,102
(Gain) loss on change in fair value of derivative instrument	(305)
Changes in operating assets and liabilities:
Receivables	1,244
Inventories	78
Prepaid expenses	(2,750)
Other assets	(1,417)
Accounts payable	1,150
Accrued expenses	(252)
Other long-term liabilities	3,892

Net cash provided by operating activities	4,553

Investing activities
Capital expenditures	(783)

Cash used in investing activities	(783)

Investing activities
Acquisition of shares	(85)
Proceeds of issuance of shares	5
Proceeds from issuance of notes payable	7,717
Payments on notes payable	(12,509)

Net cash provided by financing activities	(4,872)

Net cash used in discontinued operations	(4,240)

Net change in cash	(5,342)
Cash at beginning of year	10,754

Cash at end of year	$5,412

Supplemental disclosure of cash flow information
Cash paid during the year for:
Interest	$4,724
Income taxes	$236

See accompanying notes.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2002
(dollars in thousands, except share data)

1. Company Description

Chevys Holdings, Inc. (Chevys or the Company) operates 173 restaurants, of which 46 are franchise owned, under the following trade names: Chevys Fresh Mex®, Rio Bravo Fresh Mex®, Rio Bravo Cantina®, Fuzio Universal Pasta® and WrapWorks™. The Company’s restaurants are located in 21 states and the District of Columbia, with the largest concentration in California.

On May 13, 1997, PepsiCo & Taco Bell sold Chevys, Inc. to JWC Acquisition II, Inc. (Acquisition Co.). Acquisition Co. was 100% owned by JWC Holdings II, Inc. (Holdings). Both Acquisition Co. and Holdings were companies established by JW Childs Equity Partners, L.P. for purposes of executing the acquisition. The acquisition was accounted for using the purchase method of accounting.

Upon the purchase of the shares and execution of the bank loans, Acquisition Co. was merged into Chevys, Inc., with Chevys, Inc. being the surviving company. Chevys, Inc. continues to be 100% owned by Holdings. Holdings subsequently changed its name to Chevys Holdings, Inc.

2. Basis of Presentation

Under the terms of a financing agreement with its banks (see Note 10), the Company is required to comply with certain debt covenants requiring the maintenance of minimum quarterly financial ratios, as defined in the Senior Credit Agreement. As of December 31, 2002, the Company was in violation of the following covenants: Funded Debt Ratio, Senior Funded Debt Ratio and Fixed Charge Coverage Ratio, as defined in the agreement. No waiver has been received from the banks for these violations. The Company was within the requirements of the covenant on its Interest Coverage Ratio, as defined in the agreement.

The Company continues to be in default of the same three covenants and management is uncertain as to when the defaults will be cured. Due to the continuing default, the banks have the right to declare the outstanding debt immediately due and payable. As a result, the debt obligation to the banks is reflected as a current liability in the accompanying consolidated financial statements. In addition, past due borrowings under the financing agreement are subject to a default rate of interest equal to 2.0% above the existing rates. Subsequent to the end of fiscal 2002, the Company made the decision to sell all of the assets of currently operating Chevys’ and

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

2. Basis of Presentation (continued)

Fuzio restaurants to raise the capital necessary to repay the outstanding bank loans. The Company has retained an investment banking firm to handle the sale. As of the audit report date, solicitations have been made, but no buyer has been identified and no sale contract has been signed. The Company is targeting July 1, 2003, as the completion date of this transaction. Such a transaction, if it were to be consummated, would include approximately $88,000 of assets and $70,000 of liabilities. Although the Company is confident that a transaction can be completed that will raise sufficient capital to repay the bank debt, there can be no assurances that such a transaction actually will take place. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classifications of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.

3. Summary of Significant Accounting Policies

Fiscal Year

Chevys’ fiscal year is a 52-week or 53-week period ending on the last Tuesday in December. Fiscal year 2002 consists of 53 weeks.

Principles of Consolidation

The consolidated financial statements reflect the accounts of Chevys and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Management Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Cash

Under the Company’s cash management system, a bank overdraft balance exists for the Company’s primary accounts payable and payroll disbursement accounts. This overdraft represents uncleared checks in excess of cash balances in the related bank accounts. The Company’s funds are transferred on an as-needed basis to pay for clearing checks. As of December 31, 2002, bank overdrafts of $14,375 were included in accounts payable and accrued expenses in the accompanying consolidated balance sheets.

Inventories

Inventories consist of food and liquor and are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

Property and Equipment

Property and equipment are stated at cost. Furniture and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets of three to ten years. Computer equipment is depreciated using the straight-line method over the estimated useful lives of the related assets ranging from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the improvements, 20 years, or the terms of the leases including lease options. Land is stated at cost.

Income Taxes

The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Income Taxes (continued)

and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In accordance with SFAS No. 109, the Company records a valuation allowance for deferred tax assets when it is, in the Company’s opinion, more likely than not that such deferred tax assets will not be realized.

Other Assets

Liquor licenses are stated at cost and are amortized over 25 years. Amortization of liquor licenses totaled $88 for the year ended December 31, 2002.

Debt issuance costs relating to the issuance of the senior secured notes and senior subordinated notes, also included in other assets, are amortized to interest expense on a straight-line basis over the life of the relevant debt, which approximates the effective interest method. Amortization of debt issuance costs, included in interest expense in the accompanying consolidated statements of operations, totaled $378 for the year ended December 31, 2002.

Other assets include property held for sale, which represents assets of closed units that are in the process of being marketed for sale and are recorded at the lower of cost or fair market value (see Note 8).

Goodwill

Effective January 1, 2002, the Company adopted SFAS No. 142, Goodwill and Other Intangible Assets. Under SFAS No. 142, goodwill is no longer amortized but is tested for impairment using a fair value approach, at the “reporting unit” level. A reporting unit is the operating segment, or a business one level below that operating segment (the “component” level), if discrete financial information is prepared and regularly reviewed by management at the component level. An impairment charge is recognized for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. As a result of the adoption of SFAS No. 142, during the year ended December 31, 2002, the Company recorded a noncash charge of $2,607 to write off

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Goodwill (continued)

goodwill related to its Rio Bravo Fresh Mex® and Rio Bravo Cantina® reporting units. The method used to determine the fair value of the reporting units was based on a combination of prices of comparable businesses and present value of expected cash flows. The write-off has been reflected as the cumulative effect of a change in accounting in the accompanying consolidated statement of operations. In addition, as a result of the adoption of SFAS No. 142, the Company ceased recognition of amortization on goodwill in the amount of $13,662. Net loss for 2002 would otherwise have been increased by $683.

Prior to the adoption of SFAS No. 142, goodwill was amortized on a straight-line basis over 20 years. Goodwill represents the residual purchase price after allocation of all identifiable assets and liabilities. The Company had evaluated the recoverability of its goodwill by reviewing the expected profits of its business units over the life of the intangible assets. Goodwill was primarily attributable to the purchase of Chevys, Inc. by Acquisition Co. Goodwill was allocated between the Chevys and WrapWorks™ restaurant concepts based on the estimated relative fair values at the acquisition date less the fair value of the respective net tangible and identifiable intangible assets. Accumulated amortization as of December 31, 2002, was $2,492.

Impairment and Disposition of Long-Lived Assets

In August 2001, the Financial Accounting Standards Board issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 became effective on January 1, 2002, and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

In the event that facts and circumstances indicate that the cost of long-lived assets, primarily property and equipment, may be impaired, the Company performs a recoverability evaluation. The Company performs a comparison of the estimated undiscounted cash flows expected to be generated from the asset over its estimated useful life, against the asset’s carrying amount to determine if a write-down to fair value is required. Chevys considers a history of operating losses to be its primary indicator of potential impairment. Assets are grouped and evaluated for impairment at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. Chevys has identified the appropriate grouping of assets to be individual restaurants.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Impairment and Disposition of Long-Lived Assets (continued)

Chevys deems an asset to be impaired if a forecast of undiscounted future operating cash flows directly related to the asset, including disposal value related to land and liquor licenses, if any, is less than its carrying amount. If an asset is determined to be impaired, the loss is measured as the amount by which the carrying amount of the asset exceeds its fair value. Fair value is based on quoted market prices in active markets, if available. If quoted market prices are not available, an estimate of fair value is based on the best information available, including prices for similar assets or the results of valuation techniques such as discounting estimated future cash flows as if the decision to continue to use the impaired asset was a new investment decision. Considerable management judgement is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

Long-lived assets that are not to be held and used are comprised primarily of restaurant locations. These properties are evaluated for impairment and, if impaired, carried at the fair market value net of estimated cost of disposal. Losses on dispositions of such properties are recognized when the Company closes a restaurant property.

Pre-Opening Expense

The Company expenses costs relating to opening of restaurant locations as incurred. The Company did not incur any pre-opening costs in fiscal 2002.

Advertising Costs

Advertising costs are reported in restaurant operating expenses and include costs of advertising, marketing and promotional programs as incurred. Advertising expense was $7,329 for the year ended December 31, 2002.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Derivative Instruments

The Company adopted SFAS No. 133, Accounting for Derivative Instruments and for Hedging Activities, on December 27, 2000, the beginning of the Company’s 2001 fiscal year. SFAS No. 133, as amended, requires the recognition of all derivatives on the balance sheet at fair value. The gains or losses resulting from the changes in the fair value of derivative instruments will either be recognized in the current earnings or in other comprehensive income, depending on the use of the derivative and whether the derivative instrument is effective or ineffective when hedging changes in fair value of the hedged item.

Stock-Based Compensation

In 1997, the Company adopted a Stock Option Plan for its key employees. Under SFAS No. 123, Accounting for Stock-Based Compensation, the Company has the option to follow Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations in accounting for its employee stock options. Under APB No. 25, compensation expense is recognized to the extent that the exercise price is less than the fair value of the underlying stock on the date of grant. The Company has adopted the disclosure-only provisions of SFAS No. 123. Effective January 2003, the Company adopted SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. The adoption of SFAS No. 148 changes the financial statement disclosure but does not impact the consolidating financial position or consolidating results of operations for the fiscal year ended December 31, 2002.

The following table illustrates the effect on net loss as if the Company had applied the fair value recognition provisions of SFAS No. 123.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

3. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

Summary of pro forma net loss for the year ended December 31, 2002:

2002

Net loss – as reported	$(19,434)
Add: Stock-based employee compensation expense included in reported net loss	180
Deduct: Total stock-based employee compensation expense determined under fair value based method	(465)

Net loss – pro forma	$(19,719)

In consideration of the services provided in connection with a credit agreement, the Company issued warrants to purchase common stock. The fair value of the warrants has been computed under the provisions of SFAS No. 123, related to equity instruments issued to nonemployees in consideration of goods and services received. The value of the warrants is included in other assets as debt issuance costs and is being amortized over the life of the relevant debt.

In March 2000, the Financial Accounting Standards Board issued FASB Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, which provides clarification of APB No. 25. The adoption of this Interpretation had no effect on the Company’s consolidated financial position or results of operations for the current year, but does require that the Company account for certain options under variable plan accounting.

Franchise Revenue

Franchise revenue is recognized in accordance with SFAS No. 45, Accounting for Franchise Fee Revenue, which requires deferral of any initial franchise fee until substantial performance of the franchisor’s obligations is complete, which is at the time the restaurant is opened. Initial franchise fees, included in franchise income in the consolidated statements of operations for the year ended December 31, 2002, were $90. Royalty income is recognized as earned, based on sales reported by franchisees. Royalty income for the year ended December 31, 2002, was $3,466 and is included in franchise income.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

4. Loss on Impairment and Disposition of Assets

The Company recognized charges of $6,901 in fiscal 2002, related to the impairment of assets associated with 32 stores.

During fiscal 2002, the Company sold three stores, including the two remaining stores of the WrapWorks™ concept, which resulted in a net gain of $306.

The Company closed two stores during fiscal 2002 and recognized $800 in store closure costs.

5. Acquisition

On May 31, 2000, Chevys purchased from Ozark Rio, Inc. two Rio Bravo Cantina restaurants located in Arkansas and Missouri for $3,866 in cash in a transaction accounted for as a purchase. In conjunction with the purchase, the Company recorded $1,723 in goodwill. As discussed in Note 4, the goodwill was written off during the year ended December 31, 2002.

6. Receivables

Receivables consist of the following as of December 31, 2002:

2002

Due from credit card companies	$873
Due from franchisees	601
Other receivables	144

$1,618

7. Inventories

Inventories consist of the following as of December 31, 2002:

2002

Food	$1,014
Liquor	1,251

$2,265

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

8. Other Assets

Other assets consist of the following as of December 31, 2002:

2002

Liquor licenses, net	$1,762
Operating supplies, net	80
Debt issuance costs, net	756
Deposits and other	1,355

$3,953

Accumulated amortization of liquor licenses as of December 31, 2002, was $363.

9. Property and Equipment

Property and equipment consist of the following as of December 31, 2002:

2002

Property and equipment:
Land	$1,554
Buildings	5,566
Furniture and equipment	36,840
Leasehold improvements	80,877
Computer equipment	10,718
Construction-in-progress	3
Vehicles	108

Total property and equipment	135,666
Less accumulated depreciation and amortization	(50,300)

Property and equipment, net	$85,366

Depreciation and amortization expense for property and equipment was $12,026 for the year ended December 31, 2002.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

10. Notes Payable

Notes payable consist of the following as of December 31, 2002:

2002

Senior secured notes payable	$43,945
Senior subordinated notes payable	12,665
Subordinated notes payable	43,842
Other debt	2,573
Applebee’s subordinated note payable	7,129

110,154
Less current portion	44,056

$66,098

Senior Secured Notes Payable

On September 16, 1998, Chevys entered into a Senior Credit Agreement with a group of various banks. This agreement was amended on January 11, 1999, March 16, 1999, December 17, 1999, March 31, 2000 and June 25, 2001. This agreement consists of: (i) Tranche A Term Loan in an initial principal amount of $15,000, with $5,357 outstanding as of December 31, 2002, maturing on August 31, 2004; (ii) Tranche B Term Loan in an initial principal amount of $15,000, with $14,363 outstanding as of December 31, 2002, maturing on August 31, 2005; (iii) Capital Expenditure Loans from time to time in an aggregate principal amount not to exceed $32,500, with the primary purpose to finance additional property or equipment; and (iv) Revolving Loans from time to time in an aggregate principal amount not to exceed $5,000, with the primary purpose to finance Chevys’ operations. The amount of Capital Expenditure Loans outstanding as of December 31, 2002, was $21,125, and the amount of Revolving Loans outstanding as of December 31, 2002, was $3,100. Note that under the original provisions of the Senior Credit Agreement, no borrowings can be made on the Capital Expenditure Loan after August 31, 2000. Also, the Company currently has $1,900 in letters of credit outstanding (see Note 15) which reduce the available borrowings under the Revolving Loan Facility.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

10. Notes Payable (continued)

Senior Secured Notes Payable (continued)

Under the Senior Credit Agreement, the Company must maintain certain financial covenants, including, but not limited to, interest coverage ratio, funded debt ratio, senior funded debt ratio and fixed charge coverage ratio. The existing credit facility limits certain activities of the Company, including, but not limited to, indebtedness, creation of liens, capital expenditures, investments and dividends. The obligations are secured by assets of the Company, including receivables, property and equipment, inventories and cash. Because the Company currently is in default on three of its financial covenants (see Note 2), it is required to designate all of the loans outstanding under the Senior Credit Agreement as Prime Rate loans. The interest rate to be paid, as a result of being designated a Prime Rate loan, is equal to the prime rate plus an applicable percentage. For all loans except the Tranche B Term Loan, the applicable percentage varies depending on the Company’s Modified Funded Debt Ratio (as defined in the Senior Credit Agreement). As of December 31, 2002, the Company is paying interest under the Tranche A Term Loan at approximately 7.25% per annum and under the Tranche B Term Loan at approximately 7.75% per annum. In addition, the Company pays a fee in the amount of 0.50% per annum on the unused portion of the Term Loans, Capital Expenditure Loans and Revolving Loans.

Senior Subordinated Notes Payable

The original senior subordinated note payable, in the amount of $10,000, was issued by SBC Warburg in May 1997. In 1998, this note was assumed by a company affiliated with the Company’s majority shareholder, JWC Equity Funding, Inc. (JWC Funding). The original senior subordinated note bears interest at a fixed rate of 12.00% per annum with a maturity date of March 31, 2004. Interest is payable on the last business day of March and September. However, under the terms of the June 25, 2001, amendment to the Senior Credit Agreement, such interest can only be paid if certain financial conditions exist at the interest due date. Absent those conditions, the interest not paid is rolled into an additional senior subordinated note, which also bears interest at 12.00% per annum. This additional note is subject to the same interest payment conditions contained in the June 25, 2001, amendment. The additional note is due on February 28, 2006. No interest payments were made in fiscal 2002 related to either the original senior subordinated note or the additional note. The additional senior subordinated note has an outstanding balance of $2,665 as of December 31, 2002.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

10. Notes Payable (continued)

Subordinated Notes Payable

The Company has the following outstanding subordinated notes with JWC Funding:

(a)

Notes dated July and October 1998, January 1999 and February 2000 with an aggregate outstanding balance of $36,604 as of December 31, 2002. The notes mature on July 7, 2007, and bear interest at a rate of 15.00% per annum. Interest is payable in arrears annually on January 21 of each year. However, the Company, at its option, may elect not to pay in cash the amounts of interest payable annually, in which case the interest is added to the principal balance.

(b)

Note dated December 1999 in the amount of $6,000. The note is payable on demand, but not without consent of the Company’s senior lenders. The note bears interest at 12.00% per annum, which is payable on the last business day of March and September. However, under the terms of the June 25, 2001, amendment to the Senior Credit Agreement, such interest can only be paid if certain financial conditions exist at the interest due date. Absent those conditions, the interest not paid is rolled into an additional subordinated note, which also bears interest at 12.00% per annum. This additional note is subject to the same interest payment conditions contained in the June 25, 2001, amendment. The additional note is due on February 28, 2006. No interest payments were made in fiscal 2002 related to either the original subordinated note or the additional subordinated note. The additional subordinated note has an outstanding balance of $1,238 as of December 31, 2002.

Other Debt

Other debt consists of two mortgage loans entered into in March 2000 and June 2000. These mortgage loans bear interest at rates of 9.28% and 10.21% per annum and require monthly principal and interest payments through 2015. These obligations are secured by property and equipment with a net book value of $2,227 as of December 31, 2002.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

10. Notes Payable (continued)

Applebee’s Subordinated Note Payable

As part of the Rio Bravo acquisition of April 1999, Applebee’s issued a note payable in the original amount of $6,000. The note is subordinated to all other indebtedness other than trade payables and bears interest at a rate of 10.00% per annum with a maturity date of April 12, 2009. Interest is payable in arrears annually on April 12 of each year. However, the Company, at its option, may elect not to pay in cash the amounts of interest payable annually, in which case the interest will be added to the principal balance. The note has been discounted at an effective rate of 13.00% and the discounted present value of the note payable as of December 31, 2002, is $7,129, which includes $2,018 of deferred interest. The note payable is recorded net of a discount of $889, which is amortized to interest expense over the life of the note.

As there is uncertainty about the Company’s ability to meet its short-term covenants with its banks, the debt obligation to its banks is reflected as a current liability in the accompanying consolidated financial statements. The aggregate maturities of notes payable as of December 31, 2002, are as follows:

2003	$44,056
2004	10,122
2005	135
2006	149
2007	46,672
Thereafter	9,020

$110,154

11. Derivative Instruments

As required by provision of its Senior Credit Agreement (see Note 10), the Company enters into rate protection agreements to reduce the potential negative impact of increases in interest rates on outstanding variable-rate senior debt. Net payments or receipts resulting from these agreements are recorded as adjustments to interest expense. During fiscal 2002 the Company recorded charges to interest expense of $307. As of December 31, 2002, the Company was entered into an

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

11. Derivative Instruments (continued)

interest rate cap agreement at a fixed rate of 4.0% with a notional amount of $35,000, maturing on June 11, 2003. The cost of the interest rate cap has been adjusted to fair value at December 31, 2002, with the change in the fair value recognized in the accompanying consolidated statement of operations.

As of December 25, 2001, the Company was entered into an interest rate swap agreement at a fixed rate of 4.53% with a $25,000 notional amount, which matured on April 19, 2002. The fair value of the swap agreement is accounted for as a freestanding derivative contract. Accordingly, changes in fair value are recognized in earnings (loss) each reporting period. In the year ended December 31, 2002, the Company recognized a $305 gain on change in fair value of derivative instrument.

12. Other Long-Term Liabilities

Other long-term liabilities consist of the following as of December 31, 2002:

2002

Deferred rent	$11,150
Accrued store closing costs	3,853
Deferred revenue	1,385
Other	496

$16,884

During the year ended December 25, 2001, the Company recognized a charge of $3,950 (restated) to record additional noncurrent store closure reserves. Payments of rent and other occupancy costs which were applied against the reserves for the year ended December 31, 2002, were $644.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

13. Income Taxes

The provision for income taxes as of December 31, 2002, was $251. All of the provision for income taxes related to current state income taxes.

The difference between the expected provision for income taxes (based upon the U.S. federal statutory tax rate of 34.00%) and the Company’s actual income tax provision primarily relates to valuation allowances established against the Company’s deferred tax assets.

The reconciliation of income tax at the U.S. federal statutory tax rates to income tax expense as of December 31, 2002, is as follows:

Income tax at U.S. federal statutory tax rate	(34)%
State income tax, net of federal tax effect	(2)
Change in valuation allowance	36

Effective tax rate	0

Deferred income taxes arise from temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. A summary of the components of deferred tax assets and liabilities as of December 31, 2002, is as follows:

2002

Deferred tax assets:
Net operating loss	$25,109
Accrued expenses	2,457
FICA credit carryover	3,902
Property and equipment	5,777
Goodwill and other intangibles	395

Total deferred tax assets	37,640
Less valuation allowance	(37,640)

Net deferred assets	$—

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

13. Income Taxes (continued)

As of December 31, 2002, the Company had federal and state net operating loss carryforwards of approximately $65,855 and $48,447, respectively. The federal net operating loss carryforwards will expire beginning in the year 2012, if not utilized. The state net operating loss carryforwards will expire beginning in the year 2003. Also, the Company has federal FICA tax credits of approximately $3,902, which expire in the years 2012 through 2022.

The increase in the valuation allowance for the year ended December 31, 2002, was $10,714. A valuation allowance is provided due to uncertainties relating to the realization of the deferred tax assets.

Utilization of the Company’s net operating loss may be subject to annual limitation due to the ownership change limitation provided by the Internal Revenue Code and similar provisions. Such annual limitation could result in the expiration of net operating loss before utilization.

14. Shareholders’ Deficit

The Company repurchased 108,681 shares of common stock at the original purchase price from former employees during fiscal 2002. As a result of the original purchase price exceeding the fair market value of the common stock, the Company recorded $59 of stock compensation expense in fiscal 2002.

During 2002, the Company sold 498,377 shares of common stock for $0.01 per share to officers, which resulted in stock compensation expense of $121. The Company has the right, for a period of three years, to repurchase the shares at $0.01 per share in the event that the officers’ employment terminates. The percentage of shares that can be repurchased declines by one third on each anniversary date that is 12 months, 24 months and 36 months from the date the shares were sold.

During 1997, the Company adopted a stock option plan (the Option Plan) for its key employees, which provides for equity-based incentive awards. Upon adoption of the Option Plan, the Company had 2,715,610 stock options available for granting. During 1999, the Company authorized an additional 550,000 stock options available for granting. Granted stock options vest and become exercisable at the end of ten years, with certain vesting acceleration provisions,

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

14. Shareholders’ Deficit (continued)

including a change of control of the Company or the Company’s ability to meet certain financial performance targets. Regardless of vesting, the options are forfeited upon termination of employment under certain circumstances. Accordingly, no measurement date is reached until employee termination or a liquidity event. No compensation expense has been recognized under the Company stock options.

Effective January 27, 2000, the Board of Directors approved a plan to reprice employee stock options having an original exercise price of $10. All options surrendered for repricing were exchanged for an equivalent number of repriced options having an exercise price of $7.20. All stock option vesting schedules remained unchanged. These repriced options are now subject to variable accounting as prescribed by FASB No. 44, Accounting for Certain Transactions Involving Stock Compensation. Of the Company’s 793,620 outstanding options as of December 31, 2002, 133,340 shares which were repriced in 2000 are accounted for using the variable accounting treatment described as follows until the options are exercised, forfeited or expire.

Variable accounting for these awards will require the Company to determine the intrinsic value (the excess of fair value over the exercise price) of each option at each reporting date for recognition as stock-based compensation expense over the vesting period or periods of each option. The cumulative amount of compensation recognized will be adjusted at each reporting date based on the change in the intrinsic value from the previous reporting date. Any compensation expense recognized with respect to unvested shares that are forfeited by terminated employees will be reversed at the date of forfeiture. As of December 31, 2002, the fair value of the Company’s stock was less than the new exercise price of $7.20. Consequently, these options had no intrinsic value and no compensation expense was required to be recognized. Fair value was determined using a combination of similar company EBITDA, similar transaction multiples and discounted future cash flows.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

14. Shareholders’ Deficit (continued)

The status of the Company’s stock option plan is summarized below:

	Options Available for Grant	Options Outstanding	Weighted- Average Exercise Price Per Share

Outstanding as of December 25, 2001	1,794,000	1,471,610	$4.98
Granted	(370,000)	370,000	3.35
Exercised	—	—	—
Forfeited	1,047,990	(1,047,990)	4.50

Outstanding as of December 31, 2002	2,471,990	793,620	4.85

Exercise prices for options outstanding as of December 31, 2002, range from $2.00 to $7.20.

The weighted-average remaining contractual life of options outstanding as of December 31, 2002, was 7.82. As of December 31, 2002, 60,488 options were exercisable.

The Company adopted the disclosure-only provisions of SFAS No. 148 and applied the pro forma effect on net loss in fiscal year 2002 had the fair value recognition provisions of SFAS No. 123 been measured for stock-based employee compensation. The fair value of the stock options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

2002

Risk-free interest rate	4.90%
Volatility	0.00%
Dividend yield	0.00%
Expected life of option in years	5

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

14. Shareholders’ Deficit (continued)

The weighted-average estimated fair value per stock option granted in fiscal 2002 was $0. For the purpose of pro forma disclosure, the estimated fair value of the stock options is amortized to expense over the stock options’ vesting period.

In consideration of related services provided in 1997 in connection with a credit agreement, the Company issued warrants to purchase 309,280 shares of common stock at an exercise price of $4.00, which was equal to the fair value of the Company’s stock at the date of issuance. The warrant value included in other assets as debt issuance costs of $795 was estimated at the date of issue using a Black-Scholes model with the following weighted-average assumptions: risk free interest rate of 6.83%; volatility of 40.00%; dividend yield rate of 0.00%; and an expected life of the warrants of 10 years. The weighted-average estimated value of the warrants was $2.57 per warrant.

15. Commitments and Contingencies

The Company has operating leases for certain of its restaurants’ facilities, furniture and equipment expiring at various dates through August 2019. Leases for restaurant facilities generally provide for renewal options. The Company is liable for minimum lease payments and contingent rentals based upon a percentage of restaurant revenues, as defined, to the extent that the percentage rent exceeds the minimum rent. The Company is also liable for a proportionate share of basic common operating expenses.

Operating Leases

As of December 31, 2002, the aggregate minimum future lease payments on operating leases with noncancelable terms exceeding one year are as follows:

2003	$29,520
2004	27,488
2005	26,974
2006	26,348
2007	25,559
Thereafter	136,161

$272,050

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

15. Commitments and Contingencies (continued)

Operating Leases (continued)

Total rent expense for the year ended December 31, 2002, was $31,924. Included in total rent expense for the year ended December 31, 2002, is contingent rent expense of  $571.

Letter of Credit

As of December 31, 2002, the Company had two letters of credit outstanding totaling $1,900.

Legal Matters

The Company is involved in various litigation matters incidental to its business. Management does not believe that any of the claims or actions filed against it will have a material adverse effect upon the consolidated financial position, results of operations or liquidity of the Company.

16. Disclosures about Fair Value of Financial Instruments

The recorded amounts of the Company’s cash, receivables, accounts payable and accrued expenses as of December 31, 2002, approximate fair value because of the short maturity of these instruments.

The carrying amounts of the Company’s borrowings under its senior credit agreement with various lenders and its two mortgages were estimated using a discounted cash flow analysis, based on the Company’s estimate of current borrowing rates for similar types of debt. The fair value of such debt is $108,122 as compared to a carrying value of $110,154. It is not practicable to estimate the fair value of the Company’s borrowings from its parent, JW Childs, or from Applebee’s due to the lack of comparable debt instruments.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

17. Related-Party Transactions

Transactions with JWC Funding, a company affiliated with the Company’s majority shareholder, were as follows:

2002

Interest expense incurred	$7,506
Management fees incurred	240

Accrued interest payable	3,353
Accrued management fees payable	320

The interest relates to various notes payable outstanding with JWC Funding (see Note 1).

The management fees pertain to a consulting service agreement the Company has entered into with JWC.

Accrued interest payable, which was added to the various JWC Funding notes payable balances, was $6,978 in the year ended December 31, 2002. These additions to notes payable are presented as proceeds from issuance of notes payable on the accompanying consolidated statements of cash flows.

18. Discontinued Operations

The Company has identified certain stores for future closure. Most of the stores identified for closure did not meet profit expectations, while others were located in areas of the country where the Company will cease to have a presence. As a result, in 2003, the Company will dispose of 47 restaurants.

The financial results associated with the discontinued operation have been broken out separately in the balance sheet, statement of operations and statement of cash flows.

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

18. Discontinued Operations (continued)

The assets and liabilities of discontinued operations are as follows:

Assets of discontinued operations:
Cash on hand	$93
Inventories	762
Property and equipment	8,496
Other	679

Total assets of discontinued operations	$10,030

Liabilities of discontinued operations:
Accounts payable	$4,369
Accruals	6,322
Other	5,134

Total liabilities of discontinued operations	$15,825

The following amounts related to discontinued operations have been segregated from continuing operations and reflected as discontinued operations:

Revenues	$77,060

Pretax loss	$(7,423)
Provision for taxes	—

Loss from operations of discontinued operations	(7,423)

Pretax loss on disposal of discontinued operations	(4)
Provision for taxes	—

Loss on disposal of discontinued operations	(4)

Loss from discontinued operations before cumulative effect of accounting change	$(7,427)

Cumulative effect of accounting change on discontinued operations	(2,607)
Provision for income taxes	—

Loss from discontinued operations	$(10,034)

Chevys Holdings, Inc. and Subsidiaries

Notes to Consolidated Financial Statements (continued)

(dollars in thousands, except share data)

18. Discontinued Operations (continued)

Additionally, as a result of the adoption of SFAS No. 142, during the year ended December 31, 2002, the Company previously recorded a noncash charge of $2,607 to write off goodwill related to its Rio Bravo Fresh Mex® and Rio Bravo Cantina® reporting units as a cumulative effect of a change in accounting. This charge is included in the loss from discontinued operations, as restated in the Statement of Operations. Interest expense of $187 was allocated to the discontinued operations for 2002. The amount was based on a corporate allocation done at the store level.